                                                                  Exhibit (e)(2)
                                 CITIZENS FUNDS
                                230 Commerce Way
                              Portsmouth, NH 03801

                                 August 19, 2002


Citizens Securities, Inc.
230 Commerce Way
Portsmouth, NH  03801


     Re:  Citizens Funds - Distribution Agreement

Ladies and Gentlemen:

     This letter requests that Citizens Balanced Fund, Citizens Ultra Short Bond Fund, Citizens Government Obligations Fund and Citizens Prime Money Market Fund (the "Funds"), are added to the list of series to which Citizens Securities renders services as distributor pursuant to the terms of the Distribution Agreement dated as of May 16, 1992, amended and restated as of September 24, 2001 (the "Agreement"), between Citizens Funds and Citizens Securities, Inc.

     Please sign below to evidence your agreement to render such services as distributor on behalf of the Funds as a beneficiary under the Agreement.


                                            CITIZENS FUNDS

                                            By:       /s/ Sophia Collier
                                                   -----------------------------

                                            Title:    President
                                                   -----------------------------

Agreed:
CITIZENS SECURITIES, INC.

By:             /s/ Sophia Collier
       --------------------------------

Title:          President
       --------------------------------